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Exhibit 99.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Paul M. Pantozzi, Chairman, Chief Executive Officer and President, and Linda A. Niro, Senior Vice President and Chief Financial Officer of Provident Financial Services, Inc. (the "Company"), each certify in his or her capacity as an officer of the Company that he or she has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2003 and that to the best of his or her knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

May 9, 2003                     /s/ Paul M. Pantozzi
----------------------         -------------------------------------------------
Date                           Chairman, Chief Executive Officer and President


May 9, 2003                     /s/ Linda A. Niro
----------------------         -------------------------------------------------
Date                           Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Provident Financial Services, Inc. and will be retained by Provident Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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